News Release FOR IMMEDIATE RELEASE DUKE REALTY REPORTS FIRST QUARTER 2022 RESULTS 49.2 Percent Growth in Net Effective Rents on Leasing Activity Record Occupancy Levels 2022 Guidance Updated (INDIANAPOLIS, April 27, 2022) – Duke Realty Corporation (NYSE: DRE), the largest domestic-only logistics REIT, today reported results for the first quarter of 2022. "We completed the first quarter of 2022 with record levels of in-service and stabilized occupancy and made significant leasing progress in our development pipeline," said Jim Connor, Chairman and Chief Executive Officer. "Leasing volume totaled 7.7 million square feet for the quarter, which was impressive considering that no build-to-suit activity was included. We finished the quarter with our total in-service portfolio 99.1 percent leased and our stabilized portfolio 99.4 percent leased. We only had one vacant second generation space greater than 100,000 square feet in our entire portfolio at March 31, 2022, and 15 of our 19 markets were more than 99 percent leased. Of the total 5.6 million square feet of speculative development projects that we have delivered in the last twelve months, 5.3 million square feet have been fully leased. The leases that we executed during the quarter included, on average, 3.6 percent annual rent escalations. Rent growth on second generation leasing activity was 49.2 percent on a net effective basis and 29.5 percent on a cash basis, which are our highest levels reported for a quarter. This level of rent growth exemplifies the broad-based rent growth across all of our markets, as only 18 percent of our second generation leasing activity was in Coastal Tier One markets. Our total portfolio lease mark-to-market now stands at 48 percent, which will be a large contributor to future Core FFO growth. Rental rate growth on second generation leases, annual lease escalations, the expiration of free rent periods and increased commencement occupancy in our same property portfolio drove our 7.3 percent growth in same-property net operating income, on a cash basis, compared to the first quarter of 2021." Exhibit 99.1

Quarterly Highlights Complete reconciliations, in dollars and per share amounts, of (i) net income to funds from operations ("FFO"), as defined by Nareit, as well as to Core FFO, and (ii) earnings before income taxes to same property net operating income, on a cash basis, are included in the financial tables included in this release. • Net income was $0.65 per diluted share for the first quarter of 2022, compared to $0.21 per diluted share for the first quarter of 2021. Net income per diluted share for the quarter increased from the first quarter of 2021 due to significantly higher gains on property sales, which were partially offset by a loss on debt extinguishment. • FFO, as defined by Nareit, was $0.37 per diluted share for the first quarter of 2022, compared to $0.38 per diluted share for the first quarter of 2021. The decreased FFO, as defined by Nareit, was primarily due to a loss on debt extinguishment, which was partially offset by rental rate growth, increased occupancy and portfolio growth from highly leased new development deliveries. • Core FFO was $0.44 per diluted share for the first quarter of 2022, compared to $0.39 per diluted share for the first quarter of 2021. The increased Core FFO per diluted share was primarily driven by rental rate growth, increased occupancy and portfolio growth from highly leased new developments. • Key indicators of the company's operating performance were as follows: – The company's stabilized in-service portfolio was 99.4 percent leased at March 31, 2022 compared to 98.7 percent leased at December 31, 2021 and 98.1 percent leased at March 31, 2021. – The company's total in-service portfolio was 99.1 percent leased at March 31, 2022 compared to 98.1 percent leased at December 31, 2021 and 97.6 percent leased at March 31, 2021. – The company's total portfolio, including properties under development, was 95.8 percent leased at March 31, 2022 compared to 95.1 percent leased at December 31, 2021 and 95.5 percent leased at March 31, 2021. – Tenant retention was 82.2 percent for the three month period ending March 31, 2022 and 95.7 percent after considering immediate backfills. – Same-property net operating income growth on a cash basis and net effective basis was 7.3 percent and 5.2 percent, respectively, for the three months ending March 31, 2022 compared to the same period in 2021. – Total leasing activity was 7.7 million square feet for the quarter. Duke Realty Reports First Quarter 2022 Results April 27, 2022 Page 2 of 8

– Overall cash and annualized net effective rent growth on new and renewal leases was 29.5 percent and 49.2 percent, respectively, for the quarter. • Capital transactions included: – Eight new speculative development projects with expected costs of $339 million started during the quarter; – Building acquisitions totaling $34 million for the quarter; – Building dispositions and joint venture contributions totaling $325 million for the quarter; – Redemption of $300 million of 3.75 percent unsecured notes, which were originally scheduled to mature in December 2024. Real Estate Investment Activity "During the first quarter we self-funded a portion of our continued development activity by completing the contributions of three Amazon-leased assets to our 20 percent owned joint venture with CBRE Global Partners and selling a recently completed project in Central Florida, which was 100 percent leased to Amazon, to a third party," said Mr. Connor. "We started eight speculative development projects, with expected costs of $339 million, and finished the quarter with a $1.6 billion development pipeline for which we estimate value creation, once stabilized, to exceed 70 percent. Significant leasing progress was made in our development pipeline by leasing more than 2 million square feet of speculative space that was under construction at the end of 2021. The fact that our development pipeline was over 50 percent leased at March 31, 2022 is especially impressive considering we started more than $800 million of speculative projects in the last two quarters. Our record high occupancy level is creating the need for additional space to support organic growth and our current land holdings are located in submarkets with strong demand and rent growth characteristics to support speculative development. As a result, we expect the majority of our development starts for the year to be on a speculative basis and, coupled with highly pre-leased current developments being placed in service, we expect the leasing percentage in our development pipeline to drop below recent levels. However, we expect our overall occupancy levels to remain high and on average, we continue to lease up our speculative development within two months of completion. We have been replenishing our land inventory over the past few quarters and had more than $800 million of development land at March 31, 2022 when including income- producing covered land positions that will be developed in the near future. Over 90 percent of our land inventory is in Coastal Tier One markets and we are carrying our land at values that are significantly below current market values. Duke Realty Reports First Quarter 2022 Results April 27, 2022 Page 3 of 8

We've continued to grow through targeted acquisitions, purchasing a 75,000 square foot property in Southern California during the quarter. We also entered a forward purchase agreement to acquire a 318,000 square foot speculative in-fill property in Northern New Jersey, upon its expected completion in early or mid-2023, which we have already pre- leased." Development The first quarter included the following development activity: Consolidated Properties • The company started eight speculative development projects totaling 2.5 million square feet, and expected costs of $339 million. These development starts included two projects in Northern California totaling 457,000 square feet; two projects in Chicago totaling 623,000 square feet; three projects in Indianapolis totaling 1.3 million square feet and one 91,000 square foot project in Atlanta. • Four projects, totaling 784,000 square feet, were placed in service during the quarter and were comprised of two 100 percent-leased speculative projects in Southern California, totaling 373,000 square feet; a 100 percent-leased 300,000 square foot speculative project in Chicago; and a 100 percent-leased 112,000 square foot project in Central Florida. Building Acquisitions One building in Southern California was acquired for $34 million in the first quarter. Building Dispositions Building dispositions, including unconsolidated joint venture contributions, totaled $325 million in the first quarter and were comprised of the following: • Three buildings, which were 100 percent-leased and totaled 2.2 million square feet, in Seattle, South Florida and Eastern Pennsylvania were contributed to a 20 percent-owned unconsolidated joint venture; • A 100 percent-leased, 112,000 square-foot, project in Central Florida that was recently placed in service. Distributions Declared The company's board of directors declared a quarterly cash distribution on its common stock of $0.28 per share, or $1.12 per share on an annualized basis. The first quarter dividend will be payable on May 31, 2022 to shareholders of record on May 16, 2022. Duke Realty Reports First Quarter 2022 Results April 27, 2022 Page 4 of 8

Duke Realty Reports First Quarter 2022 Results
April 27, 2022
Page 5 of 8

## 2022 Earnings Guidance

A reconciliation of the company's guidance for diluted net income per common share to FFO, as defined by Nareit, and to Core FFO is included in the financial tables to this release.

"Our increases to guidance this quarter are based on the continued acceleration of market rents and strong demand for industrial space, as we have continued to benefit from strong rent growth, occupancy and embedded rent escalators in our portfolio," stated Mark Denien, Executive Vice President and Chief Financial Officer. "We have also increased our development guidance to fund growth, primarily in Coastal Tier One markets. We have increased our disposition guidance in order to fund a portion of our increased development activities and expect overall exit capitalization rates to be below four percent."

Revisions to guidance are shown as follows (dollars in millions except per share amounts):

| | **Current Range of Estimates** | | Previous Range of Estimates | |
|---|---|---|---|---|
| **Metrics** | **Pessimistic** | **Optimistic** | Pessimistic | Optimistic |
| Net income per Share Attributable to Common Shareholders - Diluted | **$2.32** | **$2.76** | $1.79 | $2.07 |
| Core FFO per Share Attributable to Common Shareholders - Diluted | **$1.88** | **$1.94** | $1.87 | $1.93 |
| Growth in AFFO – Share Adjusted | **9.1%** | **13.0%** | 8.4% | 12.3% |
| Average Percentage Leased (stabilized portfolio) | **98.5%** | **99.5%** | 97.9% | 99.3% |
| Average Percentage Occupied (stabilized portfolio) | **97.4%** | **98.4%** | 96.9% | 98.3% |
| Average Percentage Leased (in-service portfolio) | **98.0%** | **99.0%** | 97.0% | 98.4% |
| Same-property NOI growth – Cash | **5.8%** | **6.6%** | 5.4% | 6.2% |
| Same-property NOI growth – Net Effective | **4.6%** | **5.4%** | 4.2% | 5.0% |
| Building Dispositions (Duke Share) | **$900** | **$1,100** | $600 | $800 |
| Development Starts (JVs at 100%) | **$1,450** | **$1,650** | $1,200 | $1,400 |

More specific assumptions and components of the company's 2022 guidance will be available by 6 p.m. Eastern Time today through the Investor Relations section of the company's website.

## FFO and AFFO Reporting Definitions

***FFO:*** FFO is a non-GAAP performance measure computed in accordance with standards established by the National Association of Real Estate Investment Trusts ("Nareit"). It is calculated as net income attributable to common shareholders computed in accordance with generally accepted accounting principles ("GAAP"), excluding depreciation and amortization related to real estate, gains and losses on sales of real estate assets (including real estate assets incidental to our business), gains and losses from change in control, impairment charges related to real estate assets (including real estate assets incidental to our business) and similar adjustments for unconsolidated joint ventures and partially owned consolidated entities, all net of related taxes. We believe FFO to be most directly comparable to net income attributable to common shareholders as defined by GAAP. FFO does not represent a measure of liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders. Core FFO: Core FFO is computed as FFO adjusted for certain items that can create significant earnings volatility and do not directly relate to our core business operations. The adjustments include gains or losses on debt transactions, gains or losses from involuntary conversion from weather events or natural disasters, promote income, severance and other charges related to major overhead restructuring activities, the expense impact of non-incremental costs attributable to successful leasing activities, mark-to-market adjustments associated with derivative financial instruments and similar adjustments for unconsolidated joint ventures and partially owned consolidated entities. Although our calculation of Core FFO differs from Nareit’s definition of FFO and may not be comparable to that of other REITs and real estate companies, we believe it provides a meaningful supplemental measure of our operating performance. AFFO: AFFO is defined by the company as the Core FFO (as defined above), less recurring building improvements and total second generation capital expenditures (the leasing of vacant space that had previously been under lease by the company is referred to as second generation lease activity) related to leases commencing during the reporting period, and adjusted for certain non-cash items including straight line rental income and expense, amortization of above and below market lease intangibles and lease concession, non-cash components of interest expense including interest rate hedge amortization, stock compensation expense and after similar adjustments for unconsolidated partnerships and joint ventures. Same-Property Performance The company includes same-property net operating income growth as a property-level supplemental measure of performance. The company utilizes same-property net operating income growth as a supplemental measure to evaluate property-level performance, and jointly-controlled properties are included at the company's ownership percentage. A reconciliation of income before income taxes to same-property net operating income is included in the financial tables to this release. A description of the properties that are excluded from the company’s same-property net operating income measure is included on page 18 of its March 31, 2022 supplemental information. Duke Realty Reports First Quarter 2022 Results April 27, 2022 Page 6 of 8

About Duke Realty Corporation Duke Realty Corporation owns and operates approximately 164.9 million rentable square feet of industrial assets in 19 major logistics markets. Duke Realty Corporation is publicly traded on the NYSE under the symbol DRE and is a member of the S&P 500 Index. More information about Duke Realty Corporation is available at www.dukerealty.com. First Quarter Earnings Call and Supplemental Information Duke Realty Corporation is hosting a conference call tomorrow, April 28, 2022, at 12:00 p.m. ET to discuss its first quarter operating results. All investors and other interested parties are invited to listen to the call. Access is available through the Investor Relations section of the company's website. A copy of the company's supplemental information will be available by 6:00 p.m. ET today through the Investor Relations section of the company's website. Cautionary Notice Regarding Forward-Looking Statements This news release may contain forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, including, among others, statements regarding the company’s future financial position or results, future dividends, and future performance, are forward-looking statements. Those statements include statements regarding the intent, belief, or current expectations of the company, members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as "may," "will," "seeks," "anticipates," "believes," "estimates," "expects," "plans," "intends," "should," or similar expressions although not all forward looking statements may contain such words. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the company’s abilities to control or predict. Such factors include, but are not limited to, (i) general adverse economic and local real estate conditions; (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business; (iii) financing risks, such as the inability to obtain equity, debt or other sources of financing or refinancing on favorable terms, if at all, and the company’s ability to retain current credit ratings; (iv) the company’s ability to raise capital by selling its assets; (v) the company’s continued qualification as a real estate investment trust, or REIT, for U.S. federal income tax purposes; (vi) changes in governmental laws and regulations; (vii) the level and volatility of interest rates and foreign currency exchange rates; (viii) valuation of joint venture investments; (ix) valuation of marketable securities and other investments, including volatility in the company’s stock price and trading volume; (x) valuation of real estate and other inherent risks in the real estate business, including, but not limited to, tenant defaults, potential liability relating to environmental matters and liquidity of real estate investments; (xi) increases in operating costs; (xii) changes in the dividend policy for the company’s common stock; (xiii) the reduction in the company’s income in the event of multiple lease terminations by tenants, as well as competition for tenants and potential decreases in property occupancy; (xiv) impairment charges, (xv) a failure or breach of our information technology systems networks or processes that could cause business disruptions or loss of confidential information; (xvi) the effects of geopolitical instability and risks such as terrorist attacks and trade wars; (xvii) the effects of natural disasters, including floods, droughts, wind, tornadoes and hurricanes; and (xviii) the effect of any damage to our reputation resulting from developments relating to any of items (i) – (xviii). The company refers you to the section entitled “Risk Factors” contained in the company's Annual Report on Form 10-K for the year ended December 31, 2021. Additional information concerning factors that Duke Realty Reports First Quarter 2022 Results April 27, 2022 Page 7 of 8

could cause actual results to differ materially from those forward-looking statements is contained from time to time in the company's filings with the Securities and Exchange Commission. Copies of each filing may be obtained from the company or the Securities and Exchange Commission. The risks included here are not exhaustive and undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to the company, its management, or persons acting on their behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law. Contact Information: Investors: Ron Hubbard 317.808.6060 Media: Gene Miller 317.808.6195 Duke Realty Reports First Quarter 2022 Results April 27, 2022 Page 8 of 8

Duke Realty Corporation and Subsidiaries Consolidated Statement of Operations (Unaudited and in thousands, except per share amounts) Three Months Ended March 31, 2022 2021 Revenues: Rental and related revenue $ 275,214 $ 258,179 General contractor and service fee revenue 2,949 31,113 278,163 289,292 Expenses: Rental expenses 25,286 28,130 Real estate taxes 43,928 41,170 General contractor and other services expenses 1,469 29,463 Depreciation and amortization 94,001 93,573 164,684 192,336 Other operating activities: Equity in earnings of unconsolidated joint ventures 3,815 16,268 Gain on sale of properties 210,747 21,360 Gain on land sales 1,092 1,238 Other operating expenses (779) (1,145) Non-incremental costs related to successful leases (5,512) (2,958) General and administrative expenses (23,913) (24,217) 185,450 10,546 Operating income 298,929 107,502 Other income (expenses): Interest and other income, net 825 463 Interest expense (19,999) (22,507) Loss on debt extinguishment (21,948) (70) Income before income taxes 257,807 85,388 Income tax expense (6,330) (5,184) Net income 251,477 80,204 Net income attributable to noncontrolling interests (2,556) (842) Net income attributable to common shareholders $ 248,921 $ 79,362 Net income per share attributable to common shareholders - basic $ 0.65 $ 0.21 Net income per share attributable to common shareholders - diluted $ 0.65 $ 0.21

Duke Realty Corporation and Subsidiaries Consolidated Balance Sheets (Unaudited and in thousands) March 31, 2022 December 31, 2021 ASSETS Real estate investments: Real estate assets $ 9,796,211 $ 9,616,076 Construction in progress 832,319 744,871 Investments in and advances to unconsolidated joint ventures 208,644 168,336 Undeveloped land 580,446 473,317 11,417,620 11,002,600 Accumulated depreciation (1,746,146) (1,684,413) Net real estate investments 9,671,474 9,318,187 Real estate investments and other assets held-for-sale — 144,651 Cash and cash equivalents 9,160 69,752 Accounts receivable 15,947 13,449 Straight-line rent receivable 182,673 172,225 Receivables on construction contracts, including retentions 37,167 57,258 Deferred leasing and other costs, net 339,561 337,936 Other escrow deposits and other assets 331,427 332,197 Total assets $ 10,587,409 $ 10,445,655 LIABILITIES AND EQUITY Indebtedness: Secured debt, net of deferred financing costs $ 58,291 $ 59,418 Unsecured debt, net of deferred financing costs 3,332,778 3,629,864 Unsecured line of credit 260,000 — 3,651,069 3,689,282 Liabilities related to real estate investments held-for-sale — 6,278 Construction payables and amounts due subcontractors, including retentions 99,604 107,009 Accrued real estate taxes 81,492 77,464 Accrued interest 20,891 20,815 Other liabilities 340,399 339,023 Tenant security deposits and prepaid rents 59,430 66,823 Total liabilities 4,252,885 4,306,694 Shareholders' equity: Common shares 3,835 3,825 Additional paid-in capital 6,185,119 6,143,147 Accumulated other comprehensive loss (27,122) (28,011) Retained earnings (distributions in excess of net income) 65,973 (75,210) Total shareholders' equity 6,227,805 6,043,751 Noncontrolling interests 106,719 95,210 Total equity 6,334,524 6,138,961 Total liabilities and equity $ 10,587,409 $ 10,445,655

# Duke Realty Corporation and Subsidiaries
# Summary of EPS, FFO and AFFO
# Three Months Ended March 31,
(Unaudited and in thousands, except per share amounts)

| | 2022 | | | 2021 | | |
|---|---|---|---|---|---|---|
| | Amount | Wtd. Avg. Shares | Per Share | Amount | Wtd. Avg. Shares | Per Share |
| **Net income attributable to common shareholders** | $ 248,921 | | | $ 79,362 | | |
| Less dividends on participating securities | (327) | | | (371) | | |
| **Net income per common share-basic** | 248,594 | 382,708 | $ 0.65 | 78,991 | 373,667 | $ 0.21 |
| Add back: | | | | | | |
| Noncontrolling interest in earnings of unitholders | 2,463 | 3,808 | | 761 | 3,575 | |
| Other potentially dilutive securities | 327 | 1,421 | | — | 502 | |
| **Net income attributable to common shareholders-diluted** | $ 251,384 | 387,937 | $ 0.65 | $ 79,752 | 377,744 | $ 0.21 |
| **Reconciliation to FFO** | | | | | | |
| **Net income attributable to common shareholders** | $ 248,921 | 382,708 | | $ 79,362 | 373,667 | |
| Adjustments: | | | | | | |
| Depreciation and amortization | 94,001 | | | 93,573 | | |
| Depreciation, amortization and other - unconsolidated joint ventures | 3,298 | | | 2,257 | | |
| Gain on sales of properties | (210,747) | | | (21,360) | | |
| Gain on land sales | (1,092) | | | (1,238) | | |
| Income tax expense not allocable to FFO | 6,330 | | | 5,184 | | |
| Gain on sales of real estate assets - unconsolidated joint ventures | — | | | (12,748) | | |
| Noncontrolling interest share of adjustments | 1,066 | | | (622) | | |
| **Nareit FFO attributable to common shareholders - basic** | 141,777 | 382,708 | $ 0.37 | 144,408 | 373,667 | $ 0.39 |
| Noncontrolling interest in income of unitholders | 2,463 | 3,808 | | 761 | 3,575 | |
| Noncontrolling interest share of adjustments | (1,066) | | | 622 | | |
| Other potentially dilutive securities | | 1,421 | | | 1,777 | |
| **Nareit FFO attributable to common shareholders - diluted** | $ 143,174 | 387,937 | $ 0.37 | $ 145,791 | 379,019 | $ 0.38 |
| Loss on debt extinguishment - including share of unconsolidated joint venture | 22,031 | | | 133 | | |
| Non-incremental costs related to successful leases | 5,512 | | | 2,958 | | |
| Unconsolidated joint ventures share of unrealized derivative gain | (563) | | | — | | |
| **Core FFO attributable to common shareholders - diluted** | $ 170,154 | 387,937 | $ 0.44 | 148,882 | 379,019 | $ 0.39 |
| **AFFO** | | | | | | |
| Core FFO - diluted | $ 170,154 | 387,937 | $ 0.44 | $ 148,882 | 379,019 | $ 0.39 |
| Adjustments: | | | | | | |
| Straight-line rental income and expense | (10,471) | | | (8,633) | | |
| Amortization of above/below market rents and concessions | (2,903) | | | (2,855) | | |
| Stock based compensation expense | 18,099 | | | 14,379 | | |
| Noncash interest expense | 2,563 | | | 2,369 | | |
| Second generation concessions | (901) | | | (281) | | |
| Second generation tenant improvements | (3,144) | | | (3,923) | | |
| Second generation leasing costs | (7,009) | | | (8,472) | | |
| Building improvements | (578) | | | (1,304) | | |
| **AFFO - diluted** | $ 165,810 | 387,937 | | $ 140,162 | 379,019 | |

Duke Realty Corporation and Subsidiaries Reconciliation of Same Property Net Operating Income Growth (Unaudited and in thousands) Three Months Ended March 31, 2022 March 31, 2021 Income before income taxes $ 257,807 $ 85,388 Share of same property NOI from unconsolidated joint ventures 6,605 6,545 Income and expense items not allocated to segments (50,535) 105,015 Earnings from service operations (1,480) (1,650) Properties not included and other adjustments (34,317) (29,261) Same property NOI - Cash Basis $ 178,080 $ 166,037 Percent Change 7.3 % Duke Realty Corporation and Subsidiaries Reconciliation of 2022 FFO Per Diluted Share Guidance (Unaudited) Pessimistic Optimistic Net income attributable to common shareholders - diluted $ 2.32 $ 2.76 Depreciation 0.96 0.90 Gains on land and property sales (1.53) (1.79) Share of joint venture adjustments 0.02 — Nareit FFO attributable to common shareholders - diluted $ 1.77 $ 1.87 Loss on debt extinguishment 0.06 0.06 Non-incremental costs related to successful leases 0.04 0.02 Other reconciling items 0.01 (0.01) Core FFO attributable to common shareholders - diluted $ 1.88 $ 1.94